Exhibit 4.1

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


Number                                                                    Shares

                             Easy CD Yearbook, Inc.
                    TOTAL AUTHORIZED ISSUE 150,000,000 SHARES

100,000,000 SHARES PAR VALUE 0.0001 EACH                  50,000,000 SHARES PAR VALUE OF 0.0001 EACH
            COMMON STOCK                                                 PREFERRED STOCK

This Certifies that ____________________________________________ is the owner of
________________________________________________________________________________
                   TOTAL AND NON ASSEABLE OF COMMON STOCK OF
                             Easy CD Yearbook, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.



Secretary                             SEAL                             President